Exhibit 99.1

Apollo Group, Inc.
News Release

APOLLO GROUP, INC. REPORTS FISCAL 2005
THIRD QUARTER RESULTS

     Phoenix, Arizona, June 28, 2005 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2005 financial results for the third quarter ended May 31, 2005.

     Net income attributed to Apollo Education Group common stock for the three months ended May 31, 2005, was $141.8 million, or $.77 per diluted share, compared to $101.1 million, or $.56 per diluted share reported for the same period last year.

     Net income attributed to Apollo Education Group common stock for the nine months ended May 31, 2005, was $338.5 million, or $1.81 per diluted share, compared to $242.5 million, or $1.35 per diluted share reported for the same period last year.

     Todd S. Nelson, Chairman and CEO, said, “We are pleased to announce another strong quarter of results. We continue to see strong trends in enrollment both in our Online and on ground campuses. We are also pleased this quarter with our new campus expansion efforts. In addition to opening a new campus in Calgary, Alberta, we also received approval to operate in Connecticut, Nebraska, and Washington, D.C.”

     Total consolidated revenues for Apollo Group, Inc. for the three months ended May 31, 2005, rose 24.6% to $619.0 million, compared with $497.0 million in the third quarter of fiscal 2004. The University of Phoenix accounted for 88.7% of the $576.6 million in net tuition revenues from students enrolled in degree programs for the quarter ended May 31, 2005.

     Total consolidated revenues for Apollo Group, Inc. for the nine months ended May 31, 2005, rose 27.1% to $1.660 billion, compared with $1.306 billion in the same period last year. The University of Phoenix accounted for 91.1% of the $1.538 billion in net tuition revenues from students enrolled in degree programs for the nine months ended May 31, 2005.

     Consolidated net income for Apollo Group, Inc. for the three months ended May 31, 2005, increased 29.7% to $141.8 million, compared to $109.3 million for the same period last year.

     Consolidated net income for Apollo Group, Inc. for the nine months ended May 31, 2005, increased 29.1% to $338.5 million, compared to $262.1 million for the same period last year.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at May 31, 2005, increased by 23% to 295,500 students compared to 239,300 students at May 31, 2004. Online degree enrollments at May 31, 2005, increased by 41% to 154,500 students compared to 109,800 students at May 31, 2004. Enrollments at onground campuses at May 31, 2005, increased by 9% to 141,000 students compared to 129,500 students at May 31, 2004.

~continued~

Business Outlook

     Apollo Group, Inc.

•	We expect revenue for the quarter ending August 31, 2005, to be between $605 million and $620 million.

•	Operating margin is expected to be between 32.5% and 33.0% for the quarter ending August 31, 2005.

Excluding non-cash stock-based compensation charges related to the conversion in 2004 of University of Phoenix Online stock options into Apollo Education Group Class A stock options anticipated to occur when the options vest in the fourth quarter of fiscal 2005, diluted earnings per share are expected to be $.67 for the quarter ending August 31, 2005, and $2.48 for fiscal 2005.

        The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Tuesday, June 28, 2005. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 6290194. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #6290194) until July 8, 2005.

        Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 90 campuses and 150 learning centers in 39 states, Puerto Rico, Calgary, and Vancouver.

        For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.

~continued~

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc.

     Forward-looking statements involve risks, uncertainties, and other factors which may cause actual results, performance, or achievements of Apollo Group, Inc. to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s results and cause them to materially differ from those contained in the forward-looking statements include, without limitation:

•	the failure to maintain or renew required regulatory approvals, accreditation, or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	our ability to continue to attract and retain students;

•	our ability to successfully manage economic conditions, including stock market volatility;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2004; and

•	other factors that Apollo Group, Inc. is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31,		May 31,
	2005	2004	2005	2004
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$619,011	$496,999	$1,659,630	$1,305,670

Costs and expenses:
Instructional costs and services	243,232	196,026	682,284	552,017

Selling and promotional	118,153	103,287	359,754	272,316

General and administrative	29,323	22,849	74,010	63,544

	390,708	322,162	1,116,048	887,877

Income from operations	228,303	174,837	543,582	417,793

Interest income and other, net	3,984	4,886	12,401	13,617

Income before income taxes	232,287	179,723	555,983	431,410

Provision for income taxes	90,449	70,387	217,500	169,300

Net income	$141,838	$109,336	$338,483	$262,110

Income attributed to:
Apollo Education Group common stock	$141,838	$101,103	$338,483	$242,502

University of Phoenix Online common stock		$8,233		$19,608

Earnings per share attributed to:
Apollo Education Group common stock:
Diluted income per share	$0.77	$0.56	$1.81	$1.35

Diluted weighted average shares outstanding	184,322	179,360	187,053	179,004

University of Phoenix Online common stock:
Diluted income per share		$0.48		$1.14

Diluted weighted average shares outstanding		17,226		17,187

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	August 31,
	2005	2004
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$68,775	$156,669
Restricted cash	240,483	78,413
Auction-rate securities—restricted		106,050
Marketable securities	248,881	336,193
Receivables, net	180,916	146,497
Deferred tax assets, net	12,541	10,020
Other current assets	21,783	20,842

Total current assets	773,379	854,684
Property and equipment, net	257,740	212,205
Marketable securities	137,113	316,743
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	27,900	47,520
Other assets	28,169	26,853

Total assets	$1,261,397	$1,495,101

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$16,101	$14,218
Accounts payable	41,893	50,895
Accrued liabilities	51,254	69,481
Income taxes payable	41,802	11,856
Student deposits and current portion of deferred revenue	364,233	323,332

Total current liabilities	515,283	469,782
Deferred tuition revenue, less current portion	460	528
Long-term liabilities, less current portion	77,709	67,650

Total liabilities	593,452	537,960

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,002,000 and 187,567,000 issued at May 31, 2005 and August 31, 2004, respectively, and 180,071,000 and 187,567,000 outstanding at May 31, 2005 and August 31, 2004, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at May 31, 2005 and August 31, 2004	1	1
Additional paid-in capital		28,787
Apollo Education Group Class A treasury stock, at cost, 7,931,000 shares at May 31, 2005	(580,058)
Retained earnings	1,248,728	928,815
Accumulated other comprehensive loss	(829)	(565)

Total shareholders’ equity	667,945	957,141

Total liabilities and shareholders’ equity	$1,261,397	$1,495,101

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	May 31,
	2005	2004
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$338,483	$262,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,157	32,511
Amortization of investment premiums	3,023	4,640
Provision for uncollectible accounts	30,180	19,490
Deferred income taxes	17,099	(5,286)
Tax benefits of stock options exercised	28,266	36,337
Cash received for tenant improvements	1,263	1,433
Non-cash early occupancy expense	2,877
Changes in assets and liabilities
Restricted cash	(162,070)	(5,862)
Receivables	(64,599)	(32,020)
Other assets	(3,181)	(5,032)
Accounts payable and accrued liabilities	(26,023)	24,159
Income taxes	29,946	27,362
Student deposits and deferred revenue	42,247	50,239
Other liabilities	3,879	2,744

Net cash provided by operating activities	280,547	412,825

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(80,755)	(53,088)
Purchase of land and buildings related to future Online expansion		(32,080)
Purchase of marketable securities	(39,211)	(807,535)
Maturities of marketable securities	303,130	499,013
Purchase of auction-rate securities—restricted	(46,000)	(55,715)
Maturities of auction-rate securities—restricted	152,050	30,660
Purchase of other assets	(1,710)	(1,847)

Net cash provided by (used for) investing activities	287,504	(420,592)

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(698,851)	(43,036)
Issuance of Apollo Education Group Class A common stock	43,170	32,655
Purchase of University of Phoenix Online common stock		(32,682)
Issuance of University of Phoenix Online common stock		13,249

Net cash used for financing activities	(655,681)	(29,814)

Currency translation loss	(264)	(69)

Net decrease in cash and cash equivalents	(87,894)	(37,650)
Cash and cash equivalents at beginning of period	156,669	52,383

Cash and cash equivalents at end of period	$68,775	$14,733

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$12,576	$14,627

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu